CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 17, 1998, which is included in this Form 10-K for the year ended December 31, 1997, into United Capital Corp.'s previously filed Registration Statements, File Numbers 33-28045, 33-65140 and 333-28395.



                                    ARTHUR ANDERSEN LLP


Roseland, New Jersey
March 13, 1998